Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements (Forms S-8 Nos. 333-34510, 333-59316, 333-81172, 333-92276, 333-102907, 333-112380 and 333-116866) pertaining to the 1999 Equity Incentive Plan, the 2000 Equity Incentive Plan, the 2000 Non-Employee Directors’ Stock Option Plan and the 2000 Employee Stock Purchase Plan of InterMune, Inc. and in the related Prospectuses and to the incorporation by reference in the Registration Statement of InterMune, Inc. (Form S-3 No. 333-115516) and in the related Prospectus, of our reports dated March 15, 2005 with respect to the consolidated financial statements and schedule of InterMune, Inc., InterMune, Inc. management’s assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Intermune, Inc.  included in the Annual Report (Form 10-K) for the year ended December 31, 2004.

/s/ ERNST & YOUNG LLP
March 15, 2005
San Jose, California